EXHIBIT 32

CERTIFICATIONS PURSUANT TO SECTION 1350
OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE*

In connection with the Quarterly Report of Peoples Bancorp Inc. (“Peoples Bancorp”) on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles W. Sulerzyski, President and Chief Executive Officer of Peoples Bancorp, and I, Katie Bailey, Executive Vice President, Chief Financial Officer and Treasurer of Peoples Bancorp, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Peoples Bancorp and its subsidiaries.

Date:	August 3, 2023	By: /s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer

Date:	August 3, 2023	By:/s/	KATIE BAILEY
Katie Bailey
Executive Vice President,
Chief Financial Officer and Treasurer

* These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.